Exhibit 10.33

Maximum Value Guaranty Contract

Prepared by Shanghai Pudong Development Bank

The Maximum Value Guaranty Contract is made by and between Mr. Zheng Chuantao and Ms. Sun Lihua (collectively as “Guarantors”), and Shanghai Pudong Development Bank Dalian Branch, the address of which is #3 Zhongshan Square (as “Creditor”).

Whereas in order to facilitate Debtor’s execution of the Master Contract (detailed in Article 7 hereunder) and to materialize Creditor’s debt right, Guarantors agree to provide a guaranty against all the obligations under the Master Contract.

NOW, THEREFORE, the parties hereto agree as follow:

Article 1 Principal Creditor’s Right

See Article 7 for detail

Article 2 Obligations

1.      Scope

The guaranty contemplated under the Contract shall be extended to (a) Principal Creditor’s Right as specified herein, (b) interests generated from such Principal Creditor’s Right (including interest, punitive interest and compound interest), (c) defaulting imbursements, (d) damages, (e) expenses for processing procedures, (f) expenses arising from Creditor’s effort to excising its guarantee rights and debt rights (including but not limited to disposal expenses, taxes, legal cost, auction, attorney cost, accommodation), and (g) the guaranty amount required by Creditor but not executed by Guarantors upon the Master Contract entering into force.

2.      Means

Guarantors shall bear joint liabilities towards the guaranty.

Guarantors hereby agree that Creditor shall have the right to require Guarantors to execute their obligations subject to the Contract with priority over other guarantors for their executions, regardless whether Creditor possesses other guaranty rights towards the debt rights under the Master Contract (including guaranty, pledge, mortgage and others), provided that Debtor fails to executes the Master Contract as agreed.

Guarantors explicitly express to relinquish the defense right of requesting to executing Debtor’s guaranty prior to theirs.

3.      Term

Guarantee term is two years as of the maturity of liabilities specified under each debt contract till the second anniversary date thereafter. Guarantee term of each debt contract shall be calculated separately.

Guarantors shall assume guarantee obligations towards each installment under each and single contract during the term. Guarantee term shall be calculated as of the maturity date of each debt obligation till the second anniversary date after the last installment maturity date.

For the purpose of the Contract, “maturity” shall include the circumstances that Creditor announces the debt to mature.

Should principal creditor’s right announced by Creditor for accelerated maturity be part or whole of debt rights under the Master Contract, the announcement date shall be deemed as the maturity of such part or whole of debts.

If Creditor and Debtor enter a credit extension contract, Guarantee term shall be renewed as of the maturity date of credit extended till the second anniversary date thereafter. Such credit extension may not obtain Guarantors’ consents. But Guarantors shall still bear joint guaranty liabilities.

4.      Change to Master Contract

Creditor’s rights and interests under the Contract shall remain intact against any grace period granted by Creditor, delayed payments, or any changes/ revision/ replacement to any terms and provisions of the Master Contract. If the foresaid circumstances occur, Guarantors shall be deemed to give consents in advance and their guaranty obligations shall not be decreased or waivered.

If the Master Contract requires Creditor to open letters of credit, letter of guarantee or standing L/C to Debtor, any changes to such L/C, L/G or standing L/C shall be made without Guarantors’ consent or necessity to inform Guarantors. If the foresaid circumstances occur, Guarantors shall be deemed to give consents in advance and their guaranty obligations shall not be decreased or waivered.

Article 3 Representations and Warranties

Guarantors shall make representations and warranties as follow:

(1)    Guarantors are independently legitimate entity with all the necessary rights and capabilities to execute the obligations hereunder and bear civil liabilities arising.

(2)    Guarantors have the right to sign the Contract and obtain all the authorizations necessary to sign the Contract and execute the obligations hereunder.

(3)    Guarantors are law-binding. The signing and execution of the Contract is (a) lawful subject to any rules, regulations, constitutions, competent authorities’ documents, rulings and verdicts, and (b) free from any conflicts from any contracts or agreements signed with Guarantors.

(4)    Any and all the financial reports issued by the Guarantors are developed subject to China’s laws and regulations (excluding regions of Hong Kong, Macaw and Taiwan), truly and fairly reflecting Guarantors’ financial standings in completeness. All the documents and information involved are true, effective, accurate and complete, free from any concealment.

(5)    Guarantors undertake to process all the paper work required to effectuate and execute the Contract, and to bear the payment of relevant taxes and expenses.

(6)    There are no significantly adverse changes to Guarantors’ operations and financial positions since issuance of Guarantor’s latest audited financials.

(7)    Guarantors promise that they have disclosed any material facts and conditions that Creditor know or should know and such facts and conditions may decide whether Creditors will sign the Contract.

(8)    Guarantors confirm that there are no delayed payment of employee’s salaries, medical cares, injury subsidy, pension, damages or among others occurred during the contract execution period or will occur.

(9)    Guarantors represent that there are no significant adverse situations or events that may hamper Guarantors’ capabilities of execution.

Article 4 Agreed Items

1.      Guarantors agree

(1)     not to employ the following actions without obtaining Creditor’s written consent:

☐              disposing significant assets in part or whole by means of sales, gifts, lease, borrowing, transferring, pledge, mortgages and others.

☐              incurring significant changes to forms of Guarantors’ organizations, including but not limited to leasing, contracting, stock transfer, M &A, joint venture, spin-off, establishment of subsidiaries, transfer of ownership, decrease of registered capitals.

☐              changes to Company’s article of associations, scope of business or primary business.

☐              providing guaranty to any third party that results in significant adverse impact to Guarantors’ capability of executing the Contract or their financial performances.

☐              filing applications for bankruptcy, reorganization or dismiss.

☐              signing any contract or arrangement that have material adverse impact to Guarantors’ capability of executing the Contract; or bearing any liabilities that will cast such impact.

(2)     In case of the following events incurred, Guarantors undertake to give notice to Creditor at the date of incurrence and to deliver the original written notice (attached with seals if non-natural person, signatures if nature person) to Creditor upon five (5) bank days upon the incurrence of such event.

☐              any event that leads to untruth or inaccurateness in Guarantors’ representations and warranties under the Contract.

☐              Guarantors or their controlling shareholders, actual shareholders or related person are involved in law suits, arbitrations, asset detention/ confiscation/ mandatory execution and other equally powerful measures. Or Guarantors’ legal representatives, directors, supervisors, senior managers are involved in prosecutions, arbitrations or other mandatory measures.

☐              There are any changes to Guarantors’ legal person, authorized agent, incumbent, CFO, mailing address, company name, place of business; or for a natural person, changes to its home address, employer, permanent living city, name or incomes.

☐              Other Creditors appeal for Guarantors’ bankruptcy or reorganization. Or Guarantors are deregistered by superior authority.

(3)    Guarantors agree to furnish financial reports or income statements with Creditor from time to time during the period of signing and executing the Contract.

(4)     If the subject contemplated under the Contract is letter of credit, letter of guarantee or standing letter of credit, Guarantors agree to bear joint liabilities to deposit adequate fund provided that Debtor fails to provide enough deposit as required. Guarantors’ behavior of providing deposit shall not be considered as waiver of their guaranty obligations hereunder. In case of any loss or damage arising from such deposit made by Guarantor subject to the Contract, including interest loss, Guarantors shall bear the consequences by itself.

(5)     Guarantors confirm that prior to settlement of all the liabilities under the Master Contract, Guarantors shall not excise any recourse right and others due to execution of the Contract, towards Debtor.

(6)     If Debtor reimburses the payment in part or whole, Guarantors shall be jointly held liable to any unpaid debts upon such repayment.

2.      Withdrawal and Deduction

(1)     Should Guarantors have accounts payables or deposit payables, Guarantors shall authorize Creditor to deduct fund directly from Guarantors’ any SPD bank account, in order to settle payable accounts.

(2)    Unless otherwise specified by China’s component authorities, the order of settlement shall be prioritized to cover Guarantors’ and Debtor’s due payment, subsequently due interest, and last due principal. In case of multiple unpaid debts, Creditor shall have the right to determine the order of payment.

(3)     If fund deducted is a different currency from debts unpaid, Creditor shall have the right to determine exchange rate at its discretion. The currency risk arising thereof shall be borne by Guarantor itself.

3.      Evidence of Debt

The debts guaranteed by Guarantors shall be effectively evidenced by accounting documents issued by Creditor.

4.      Notice and Service

(1)          Correspondences between parties hereto shall be sent to mailing address specified on the signing page thereafter, unless such mailing address is changed upon notice. If sent to the foresaid mailing address, the notice shall be deemed to be serviced at (a) the seventh business day after sending registered mails; (b) the day that addressee receives and signs the notice if personal deliver; or (c) the sending date if notice is given by fax or emails. But any notices, requirements or other forms of correspondences to Creditor shall only be deemed to be serviced at the date that Creditor actually receives such notice, requirement or other correspondence. If the abovementioned correspondence is sent through fax or email, Guarantors shall personally deliver the original notice, requirement or correspondence (attached by seals if non-natural person, or signature if natural person) to Creditor for confirmation.

(2)          Guarantor agree that the subpoena and notice of any legal action shall be deemed to be serviced as long as such subpoena and notice are sent to the mailing addresses specified at the signing page thereafter. Changes to the foresaid mailing addresses shall not be valid without giving notice to Creditor in advance.

5.      Effect, Change and Termination

(1)          The Contract shall enter into force upon signatures and seals by Guarantors and Creditor. The Contract shall be terminated provided that all the guaranteed debts are fully settled.

(2)          The Contract shall be independent from the Master Contract, thus shall not be deemed as invalid or revocable if the Master Contract is deemed invalid or revocable.

(3)          When the Contract enters into effect, neither party hereto shall change or terminate the Contract in advance at its own discretion. If there is a necessity to change or terminate the Contract, parties hereto shall negotiate and agree on a written supplement.

Article 5 Default Events and Liabilities

1.      Default Events

If any of the following events incur, Guarantors shall be deemed to have violated the Contract towards Creditor.

☐           (a)Any representations, statements, guaranty made by Guarantors under the Contract, or (b) any notices, authorizations, approvals, arrangements, certifications or other documents related to or made subject to the Contract, are incorrect or misleading, or prove to be incorrect or misleading, or prove to be null, terminated or deprived of legal force.

☐           Guarantors violate any of agreed items set forth in Article 4.

☐           Guarantors experience stoppage, close-off, reorganization, delinquency, dismiss, revoke of business license, deregistration, or bankruptcy.

☐           Guarantors, if nature persons, are dead or claimed to be dead.

☐           Guarantors transfer or intend to transfer their assets through fake matrimonial relationships.

☐           Guarantors experience worsened financial positions, hardship operations, or other events that may cast adverse impacts to Guarantors’ normal operations, financial situations and capability to pay debts.

☐           Guarantors or their controlling shareholders, actual shareholders or related person are involved in law suits, arbitrations, asset detention/ confiscation/ mandatory execution and other equally powerful measures. Or Guarantors’ legal representatives, directors, supervisors, senior managers are involved in prosecutions, arbitrations or other mandatory measures, that cause adverse impact to Guarantors’ capabilities of payment.

☐           Guarantors have other default behaviors that may hamper the normal execution of the Contract or Creditor’s justified interest.

2.      Liabilities

If any of the abovementioned events incur, Creditor shall have the right to (a) claim an early maturity date of Principal Creditor’s Right or debt right, (b) require Guarantors to assume their guaranty liabilities or pay adequate deposit, (c) and require Guarantor to pay damages (calculated as per Article 7). However, if the damages paid by Guarantors are not enough to make up Creditor’s loss, Guarantors shall cover all the loss and damages incurring.

Article 6 Others

1.      Applicable Laws

The Contract is governed by laws of People’s Republic of China (excluding regions of Hong Kong, Macaw and Taiwan)

2.      Disputes

All the disputes arising shall be settled on a friendly basis. Otherwise the people’s court at Creditor’s place shall have exclusive jurisdiction right. Parties hereto shall continue to execute undisputed provisions under the Contract during the period of dispute.

3.      Miscellaneous

(1)    For any unsettled matters, parties hereto may covenant and record in Article 7 hereunder, or may enter a written supplement as the schedule to the Contract. The schedule of Contract is inseparable to the Contract and with equal legal force as the Contract context.

(2)    Unless otherwise specified under the Contract, all the terms and expressions herein have same meanings.

Article 7 Essence of Contract

1.      Mater Contract Guaranteed by the Contract

(1)    The Mater Contract is the Financing Capital Agreement signed on August 12th 2010 by and between the Debtor, Dalian TOFA New Materials Development Co., Ltd. . and the Creditor. Mater Contract is referred to E0750010000509. “Creditor” specified herein is defined as “Financing Bank” in the Master Contract.

(2)     Principal Creditor’s Right (echoes Article 1)

For the purpose of Master Contract, the Principal Creditor’s Right contemplated herein means a credit line extended by Creditor to Debtor during a period as of August 12th 2010 and ended at August 9th 2011. Such credit line includes but not limited to various types of loans and contingent debts arising from providing factoring services. Residue of the foresaid Principal Creditor’s Right during the foresaid period shall not exceed twenty million (20,000,000) yuan only.

(3)     Reimbursement for violation equals twenty (20) percentage of Principal Creditor’s Right.

(4)     Schedules: None

(5)     Others: None

(6)     The Contract is made in triplets, each with equal legal force.

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(This is Signature Page)

The Contract is signed on August 12th 2010 by and between Guarantors and Creditor. Guarantors hereby confirm that parties hereto have carried out explanations and discussions on all the terms and provisions herein and thus hold no doubts thereof and correct understanding to parties’ rights, liabilities, limitations and waivers.

Guarantors

/s/ Zheng Chuantao

/s/ Sun Lihua

Shanghai Pudong Development Bank

By: /s/ Xin Hao Wang